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                                                                   Exhibit 99.4

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 1997

                        NORTHSTAR HEALTH SERVICES, INC.
               (Exact name of registrant as specified in charter)

DELAWARE                         0-21752                25-1697152
(State or other              (Commission File         (IRS Employer
jurisdiction of                  Number)             Identification No.)
incorporation)

665 PHILADELPHIA STREET, INDIANA, PENNSYLVANIA            15701
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:  (412) 349-7500

                                 Not Applicable
          (Former name or former address, if changed from last report)


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ITEM 5. OTHER EVENTS.

     Cerberus Partners, L.P. has purchased from IBJ Schroder Bank & Trust Company all of the Company's senior debt amounting to $15.3 million. The debt was purchased subject to an existing forbearance agreement that extends through the end of September 1997.

     Cerberus Partners, L.P. is a broadly diversified financial securities firm that invests in publicly traded and private debt issues of both large and middle market companies. Cerberus also provides financing for companies seeking capital for mergers, acquisitions and working capital. The Company has entered into discussions with Cerberus Partners, L.P., a New York based investment firm, to commence negotiations to establish a permanent restructuring of the company's senior debt that would cure all existing defaults and contemplate a viable repayment schedule.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Financial Statements of businesses being acquired: None.

        (b) Pro Forma financial information: None.

        (c) Exhibits:

               99.1 Press release, dated September 10, 1997, issued by the Company regarding the purchase of senior debt by Cerberus Partners, L.P.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                NORTHSTAR HEALTH SERVICES, INC.

                                /s/ Thomas W. Zaucha Name:
                                -------------------------------------------
                                Thomas W. Zaucha
                                Title: Chief Executive Officer and President

September 15, 1997


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                                 EXHIBIT INDEX

Exhibit                                                                   Page
-------                                                                   ----
 99.1   Press release, dated September 10, 1997, issued by the Company regarding the purchase of senior debt by Cerberus Partners, L.P.....5



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                                                                    Exhibit 99.1


Contact:      Thomas W. Zaucha, CEO
              Northstar Health Services, Inc.
              (412) 465-3200

              Tracey L. Missien, Director of Marketing
              Northstar Health
              Services, Inc.
              (412) 465-3710

                                                           FOR IMMEDIATE RELEASE

      NORTHSTAR'S $15.3M SENIOR DEBT PURCHASED BY CERBERUS PARTNERS, L.P.

INDIANA, PA - SEPTEMBER 10, 1997-Northstar Health Services,Inc.(NSTR:OTCBB) announced today that Cerberus Partners, L.P., a New York based investment firm has purchased from IBJ Schroder Bank & Trust Company, its senior debt amounting to $15.3 million. The company's debt was purchased subject to an existing forbearance agreement that extends through the end of September 1997.

Founded in 1992, Cerberus Partners, L.P. is a broadly diversified financial securities firm that invests in publicly traded and private debt issues of both large and middle market companies. Cerberus also provides financing for companies seeking capital for mergers, acquisitions and working capital.

Northstar believes, based on prior discussions with Cerberus, that Cerberus intends to work closely with management to build a mutually beneficial long term relationship. To that end, Northstar and Cerberus Partners intend to commence negotiations immediately to establish a permanent restructuring of the company's senior debt that would cure all existing defaults and contemplate a viable repayment schedule.

Thomas W. Zaucha, Chairman and CEO stated, "Our movement toward working closely with Cerberus Partners will enable Northstar to accomplish financial goals on several fronts both in terms of debt restructuring and stability. We view this partnership very favorably for the future as we continue our forward progress in restoring the Company to financial health."

Northstar Health Services, Inc. is a leading regional provider of physical rehabilitation, mobile diagnostics and contracted long term care services at outpatient rehabilitation clinics and by contract to other healthcare facilities in Pennsylvania, Ohio and West Virginia.


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